Exhibit 5.1
Letterhead of Lowenstein Sandler LLP
March 18, 2013

Aceto Corporation
4 Tri Harbor Court
Port Washington, NY 11050

Re: Form S-8 Registration Statement of Aceto Corporation

We have acted as counsel to Aceto Corporation, a New York corporation (the “Company”), in connection with the Company’s filing on the date hereof with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 3,250,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Company’s 2010 Equity Participation Plan, as amended and restated as of September 6, 2012 (the “Plan”).

In connection with rendering this opinion, we have examined the Plan, the Restated Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

       In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity of original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares being registered for issuance pursuant to the Plan have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of  a copy of this opinion letter as an exhibit to the Registration Statement.

Very truly yours,

By:	/s/ Lowenstein Sandler LLP
Lowenstein Sandler LLP